UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 24, 2022

National Instruments Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-25426	74-1871327
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 North MoPac Expressway
Austin, Texas 78759
(Address of principal executive offices, including zip code)

(512) 683-0100
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NATI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 24, 2022, National Instruments Corporation (the "Company") entered into a Third Amended and Restated Credit Agreement (the "Credit Agreement") among the Company, as borrower, the lenders from time-to-time party thereto (the "Lenders"), and Wells Fargo Bank, National Association, as the administrative agent, swingline lender and issuing lender ("Administrative Agent"), with Wells Fargo Securities, LLC, as sole lead arranger and bookrunner. The Credit Agreement amends and restates in its entirety and refinances the Company's existing Second Amended and Restated Credit Agreement, dated as of June 18, 2021, by and among the Company, the lenders from time-to-time party thereto and Administrative Agent (the “Existing Credit Agreement”).

The Credit Agreement provides for an initial $1 billion credit facility consisting of (a) a secured revolving loan facility in an aggregate principal amount of up to $500 million at any time outstanding, with a sublimit of $25 million for the issuance of letters of credit, and (b) a secured term loan facility in an aggregate principal amount of $500 million. Subject to the terms and conditions of the Credit Agreement, including obtaining commitments from existing lenders or new lenders, the Company may request additional term loans or additional revolving commitments.

As of the closing date, $500 million in term loans, $30 million in revolving loans and $1.3 million of letters of credit were outstanding under the Credit Agreement. The proceeds of the term loans made on the closing date were used to prepay in full the revolving loans outstanding under the Existing Credit Agreement.  Remaining proceeds of the loans made on the closing date were used to pay associated costs, fees and other expenses and for other working capital and general corporate purposes.  Proceeds of future revolving loans may be used for working capital and other general corporate purposes.

Pursuant to the Credit Agreement, the revolving line of credit terminates, and all revolving loans and term loans under the Credit Agreement will be due and payable, on August 24, 2027. The term loans amortize in quarterly payments equal to 1.25% of the original principal amount of the term loans, with the remaining outstanding balance due and payable at maturity.

The term loans and revolving loans accrue interest, at the Company’s option, at a base rate equal to the highest of (a) the prime rate, (b) the federal funds rate plus 0.50%, and (c) an adjusted term SOFR for an interest period of one month plus 1.00%, plus a margin of 0.25% to 0.75%, or an adjusted term SOFR (for an interest period of one, three or six months) plus a margin of 1.25% to 1.75%, with the margin being determined based upon the Company's consolidated total net leverage ratio.

The Credit Agreement provides for a commitment fee of 0.150% to 0.250% per annum, determined based upon the Company's consolidated total net leverage ratio, on the average daily unused amount of the revolving committed amount, payable quarterly in arrears.

The Credit Agreement contains financial covenants requiring the Company to maintain a maximum total net leverage ratio of less than or equal to 3.50 to 1.00, which increases to 4.00 to 1.00 for a specified period following material acquisitions, and a minimum interest coverage ratio of greater than or equal to 3.00 to 1.00, in each case determined in accordance with the Credit Agreement.

The Credit Agreement requires that certain of the Company’s wholly-owned domestic subsidiaries guaranty the obligations of the Company under the Credit Agreement. On the closing date, there were no Subsidiary Guarantors and no Guaranty was executed at this time. In connection with the Credit Agreement, the Company and any future Subsidiary Guarantors have granted (or will grant) a lien on substantially all of their assets to secure their obligations under the Credit Agreement and any future subsidiary guaranty.

The Credit Agreement contains customary affirmative and negative covenants. The affirmative covenants include, among other things, delivery of financial statements, compliance certificates and notices, payment of taxes and other obligations, maintenance of existence, maintenance of properties and insurance, maintenance of books and records, and compliance with applicable laws and regulations.  The negative covenants include, among other things, limitations on indebtedness, liens, mergers, consolidations, acquisitions and sales of assets, investments, changes in the nature of the business, affiliate transactions and certain restricted payments. The Credit Agreement contains customary events of default including, among other things, payment defaults, breaches of covenants or representations and warranties, cross-defaults with certain other indebtedness, bankruptcy and insolvency events, judgment defaults and change in control events, subject to grace periods in certain instances. Upon an event of default, the Administrative Agent and the Lenders may declare all or a portion of the outstanding obligations payable by the Company to be immediately due and payable and exercise other rights and remedies provided for under the Credit Agreement. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Credit Agreement at a per annum rate of interest equal to 2.00% above the otherwise applicable interest rate.

The Administrative Agent and the other lenders have engaged in, and may in the future engage in, other commercial dealings in the ordinary course of business with the Company or its affiliates. The Administrative Agent and the other lenders thereto have received, or may in the future receive, customary fees and commissions for such transactions.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Credit Agreement set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL INSTRUMENTS CORPORATION

By:	/s/ R. Eddie Dixon, Jr.
Name: R. Eddie Dixon, Jr. Title: Chief Legal Officer, Senior Vice President & Secretary

Date:  August 25, 2022